As filed with the Securities and Exchange Commission on April 25, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATLAS FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	27-5466079
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

150 NW Point Boulevard

Elk Grove Village, Illinois 60007

(847) 472-6700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott D. Wollney

President and Chief Executive Officer

Atlas Financial Holdings, Inc.

150 NW Point Boulevard

Elk Grove Village, Illinois 60007

(847) 472-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gregory W. Hayes, Esq.

DLA Piper LLP (US)

203 North LaSalle Street, Suite 1900

Chicago, Illinois 60601

(312) 368-4000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(C) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do no check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (2)
Ordinary Shares, $0.003 par value per share
Preferred Shares, $0.001 par value per share
Debt Securities
Warrants
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
Total			$60,000,000(4)	$7,728

(1)	Includes an indeterminate aggregate principal amount and/or number of each identified class of securities up to a proposed aggregate offering price of $60,000,000, which may be offered by the registrant from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions. This registration statement also covers delayed delivery contracts that may be issued by the registrant under which the party purchasing such contracts may be required to purchase debt securities, ordinary shares or preferred shares. Such contracts may be issued together with the specific securities to which they relate. Securities registered hereunder to be sold by the registrant may be sold either separately or as units comprised of more than one type of security registered hereunder.
(2)	Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised but does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit, and the proposed maximum aggregate offering price.
(3)	If applicable, includes consideration to be received by the registrant for registered securities that are issuable upon exercise, conversion or exchange of other registered securities or that are issued in units.
(4)	The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) and General Instruction II. D. of Form S-3.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 25, 2014

PROSPECTUS

ATLAS FINANCIAL HOLDINGS, INC.

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

This prospectus relates to the offer and sale from time to time of up to an aggregate amount of $60,000,000 of any combination of the securities described in this prospectus, in one or more classes or series, and in amounts, at prices and on terms that we will determine at the time of the offerings.

This prospectus provides you with a general description of the securities we may offer. Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement or other offering material may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus, the applicable prospectus supplement, any other offering material and the documents incorporated or deemed to be incorporated by reference carefully before you invest.

We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

The Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “AFH”.

Our principal executive offices are located at 150 NW Point Boulevard, Elk Grove Village, Illinois 60007, and our telephone number is (847) 472-6700.

Investing in our securities involves risk. Before buying our securities, you should read and consider the risk factors included in our periodic reports, in the prospectus supplements relating to any specific offering and in other information that we file with the Securities and Exchange Commission, as described in “Risk Factors” on page 1. See “Where You Can Find More Information About Us” and “Special Note Regarding Forward-Looking Statements.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

We have not authorized any person to give any information or to make any representations in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may, from time to time, sell the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated or deemed to be incorporated by reference in this prospectus and the additional information described under the heading “Where You Can Find More Information About Us” in this prospectus.

Unless the context otherwise requires or as otherwise specified, references in this prospectus to “the Company,” “Atlas,” “we,” “us,” and “our,” refer to Atlas Financial Holdings, Inc. and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein contain forward-looking statements. All statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference, other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the section “Risk Factors” in our most recent Annual Report on Form 10-K, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include:

•	changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory condition;

•	expectations regarding our potential growth;

•	our inability to maintain our ordinary shares listed for trading on the NASDAQ Capital Market;

•	our financial performance;

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•	our competitive position;

•	the introduction and proliferation of competitive products;

•	an inability to achieve sustained profitability;

•	failure to implement our short- or long-term growth strategies;

•	operating and capital expenditures by us and the insurance and reinsurance industry;

•	the cost of retaining and recruiting our key personnel, independent agents and brokers or the loss of such key personnel, independent agents and brokers;

•	risks associated with the expansion of our business in size and geography;

•	risks associated with our new “excess taxi” program written by a single agent in New York;

•	operational risk;

•	risks associated with our integration of Gateway Insurance Company;

•	geopolitical events and regulatory changes;

•	changing interpretations of generally accepted accounting principles;

•	general economic conditions;

•	our ability to obtain additional financing, if necessary;

•	the adverse effect our securities issued pursuant to this offering may have on the market price of our ordinary shares;

•	our business strategies;

•	compliance with applicable laws; and

•	our liquidity.

Any forward-looking statement made by us speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

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THE COMPANY

We are a financial services holding company incorporated under the laws of the Cayman Islands. Our core business is the underwriting of commercial automobile insurance policies, focusing on the “light” commercial automobile sector, which is carried out through our insurance subsidiaries, American Country Insurance Company, American Service Insurance Company, Inc., and Gateway Insurance Company. This sector includes taxi cabs, non-emergency para-transit, limousine, livery and business auto. Our goal is to be the preferred specialty commercial transportation insurer in any geographic areas where our value proposition delivers benefit to all stakeholders.

Our principal executive offices are located at 150 NW Point Boulevard, Elk Grove Village, Illinois 60007, and our telephone number is (847) 472-6700.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, the net proceeds received from the sale of the securities offered by this prospectus and any prospectus supplement will be used for general corporate purposes, including, without limitation, financing of possible acquisitions, business expansion and working capital.

DESCRIPTION OF SHARE CAPITAL

The following description of our shares does not purport to be complete and is subject to and qualified in its entirety by reference to the memorandum and articles of association of the Company, as amended and/or restated from time to time.

We are authorized to issue up to (i) 266,666,667 ordinary shares, par value $0.003 per share, (ii) 100,000,000 preferred shares, par value $0.001 per share, and (iii) 33,333,334 restricted voting common shares, par value $0.003 per share (“restricted common shares”), which convert to ordinary shares upon the sale of such shares. As of March 31, 2014, 9,921,871 ordinary shares were issued and outstanding, 2,000,000 preferred shares were issued and outstanding (“existing preferred shares”), and 132,863 restricted common shares were issued and outstanding.

Ordinary Shares

Dividend Rights

Subject to the rights attached to any other classes of our shares ranking prior to the ordinary shares, including our existing preferred shares described below, the holders of ordinary shares are entitled to receive any dividends that are declared by our board of directors at the times and for the amounts that the board of directors may, from time to time, determine. The ordinary shares rank equally with the restricted common shares as to dividends on a share-for-share basis and all dividends declared shall be declared in equal or equivalent amounts per share on all ordinary shares and restricted common shares, without preference or distinction.

Dividends on our existing preferred shares accrue on a daily basis at the prorated annual rate of $0.045 per preferred share and shall be cumulative. To the extent we do not pay a dividend on our existing preferred shares in cash or in additional shares, the dividend shall accrue and accumulate compounded yearly whether or not such dividend was declared. No dividends shall be paid on any ordinary shares or restricted common shares until dividends on our existing preferred shares shall have been paid or declared and set apart. The holders of our existing preferred shares will be entitled to the greater of the dividend on the ordinary shares (on an as converted basis) and the preferred shares in that fiscal year. The cumulative amount of dividends to which the existing preferred shareholder is entitled upon liquidation (or sooner, if we declare dividends) was $113,000 as of March 31, 2014.

Voting Rights

The holders of our ordinary shares are entitled to receive notice of, and to attend and vote at all meetings of shareholders, except those at which holders of a specific class are entitled to vote separately as a class. Ordinary shares carry one vote per share held and vote along with the restricted common shares.

Rights in the Case of Liquidation, Winding-Up or Dissolution

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment may be made to any of the holders of our ordinary shares or restricted common shares, the holders of our existing preferred shares are entitled to receive out of our assets, an amount in cash or kind for each existing preferred share equal to the greater of (i) $0.33 per existing preferred share (as such amount shall be appropriately adjusted to take into account stock splits, stock dividends and similar events) plus all declared and unpaid dividends thereon and (ii) the amount such holder would receive in liquidation if the existing preferred shares had been converted to restricted common shares or ordinary shares, as applicable, immediately prior to the liquidation.

After payment in full of the liquidation amount, including, without limitation, all declared and unpaid dividends on our existing preferred shares and any other classes of our shares ranking prior to the ordinary shares, our assets legally available for distribution, if any, will be distributed ratably to the holders of ordinary shares and restricted common shares.

Conversion

In the event that an offer is made to purchase our restricted common shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which the restricted common shares are then listed, to be made to all or substantially all of the holders of the restricted common shares, each ordinary share shall become convertible at the option of the holder into one restricted common share at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of ordinary shares for the purpose of depositing the resulting restricted common shares pursuant to the offer and for no other reason, including with respect to voting rights attached thereto, which are deemed to remain subject to the provisions concerning the voting rights for ordinary shares notwithstanding their conversion. Our registrar and transfer agent shall deposit the resulting restricted common shares on behalf of the holder.

Should the restricted common shares issued upon conversion and tendered in response to the offer be withdrawn by the holders or not taken up by the offeror, or should the offer be abandoned or withdrawn, the restricted common shares resulting from the conversion shall be automatically reconverted, without further act on the part of us or the holder, to ordinary shares.

The ordinary shares may not be converted into restricted common shares, or vice versa, other than in accordance with the conversion procedure set out in our articles.

Other Provisions

The holders of our ordinary shares are not entitled to preemptive or similar rights. There are no redemption or sinking fund provisions applicable to our ordinary shares. No subdivision or consolidation of the ordinary shares shall occur unless, simultaneously, the restricted common shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Preferred Shares

We are also authorized to issue up to 98,000,000 “blank check” preferred shares, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the shareholders, is authorized to fix the designations, powers, including voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

If we offer preferred shares, we will file the terms of the preferred shares with the SEC, and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including any of the following applicable terms:

•	the series, the number of shares offered and the liquidation value of the preferred shares;

•	the price at which the preferred shares will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred shares;

•	the liquidation preference of the preferred shares;

•	the voting rights of the preferred shares;

•	whether the preferred shares are redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred shares are convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred shares.

It is not possible to state the actual effect of the issuance of any additional preferred shares upon the rights of holders of our ordinary shares until our board of directors determines the specific rights of the holders of the preferred shares. However, these effects might include:

•	decreasing the amount of earnings and assets available for distribution to holders of ordinary shares;

•	restricting dividends on the ordinary shares;

•	diluting the voting power of the ordinary shares;

•	impairing the liquidation rights of the ordinary shares; and

•	delaying, deferring or preventing a change in control of the Company.

Indemnification

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as a provision purporting to provide indemnification against civil fraud or the consequences of committing a crime.

Our memorandum and articles of association permit indemnification of directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained in their capacities as such unless such losses or damages arise from breach of trust, breach of duty, dishonesty, fraud or willful default of such directors or officers.

The Company provides additional indemnification for its directors and senior executive officers separate from that provided in its memorandum and articles of association. These indemnification agreements, among other things, require us to indemnify such persons for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by such person in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the director or officer.

The Company also maintains a directors and officers liability insurance policy for its directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted with respect to our directors or officers or persons controlling us under the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement and/or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and/or other offering material and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement and/or other offering material relating to the offered debt securities. As used in this section, the terms “our company,” “the Company,” “we,” “us,” and “our” refer to Atlas Financial Holdings, Inc., and not any of its subsidiaries, unless the context otherwise requires.

Senior debt securities will be issued under an indenture between the Company and a trustee. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between the Company and a trustee. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures, and each individually, as an indenture.

The following summaries of the material provisions of the indentures and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures, including the definitions of specified terms used in the indentures, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

The indentures do not limit the amount of debt, either secured or unsecured, which we may issue under the indentures or otherwise. We may, from time to time, without giving notice to or seeking the consent of the holders of a series of debt securities issued under an indenture, issue debt securities under that indenture having the same terms (except for the issue date, and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the debt securities of a series previously issued under that indenture. Any additional debt securities having such similar terms, together with the debt securities of the applicable series, will constitute a single series of securities under the applicable indenture, including for purposes of voting and redemptions. No such additional debt securities may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to the applicable series of debt securities.

The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Some of the debt securities may be issued under the applicable indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Material U.S. federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement and/or other offering material.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of our company and will rank equally with all of our other unsecured and unsubordinated indebtedness outstanding from time to time. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all senior debt securities of ours as described below under “Subordination of Subordinated Debt Securities” and in the applicable prospectus supplement.

The indentures do not limit the amount of senior, pari passu and junior indebtedness that we may issue. As of April 24, 2014, we had no senior debt securities or subordinated debt securities outstanding.

We conduct a substantial amount of our operations through subsidiaries and expect that we will continue to do so. The debt securities will not be guaranteed by any of our existing or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments. Our right to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of a holder of debt securities to benefit as our creditor from any distribution are subject to prior claims of creditors of the subsidiary. As a result, the debt securities will effectively rank junior in right of payment to all existing and future debt and other liabilities (including trade payables) of our subsidiaries. In addition, to the extent the debt securities are unsecured, the debt securities will also effectively rank junior in right of payment to any secured debt that we may have outstanding to the extent of the value of the assets securing such debt.

The prospectus supplement and/or other offering material relating to the particular series of debt securities offered thereby will describe the following terms of the offered debt securities:

•	the title of the offered debt securities;

•	any limit upon the aggregate principal amount of the offered debt securities;

•	the date or dates (or the manner of calculating the date or dates) on which the principal of the offered debt securities is payable;

•	the rate or rates (or the manner of calculating the rate or rates) at which the offered debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable;

•	the period or periods within which, the price or prices at which, the currency in which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency in which, and the terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	whether the offered debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	the denominations in which the offered debt securities shall be issuable if other than in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•	if other than the currency of the United States of America, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the offered debt securities are to be made;

•	if the interest on or principal of (or premium, if any, with respect to) the offered debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities or any of them are to be so payable;

•

whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the offered debt securities of such series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

•	the extent to which any offered debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;

•	the inapplicability of specified provisions relating to discharge and defeasance described in this prospectus with respect to the offered debt securities;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the offered debt securities of such series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;

•	if any of the offered debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such debt securities to be authenticated and delivered;

•	the terms of any right to convert the offered debt securities of such series into, or exchange the debt securities for, our ordinary shares or other securities or property or cash in lieu of our ordinary shares or other securities or property, or any combination thereof; and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the related indenture).

Payments

Unless otherwise indicated in any prospectus supplement and/or other offering material, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registrable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in debt security register.

Denominations, Registration and Transfer

Unless otherwise indicated in any prospectus supplement and/or other offering material, the offered debt securities will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies will be described in the related prospectus supplement and/or other offering material.

We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of a notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for ordinary shares or preferred shares, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement and/or other offering material. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of ordinary shares or preferred shares to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time described in the related prospectus supplement and/or other offering material.

Merger

Each indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into any other corporation, provided that:

•	immediately after giving effect to the transaction, no default under the applicable indenture has occurred and is continuing; and

•	the successor corporation expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the applicable indenture to be performed by us.

In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor corporation complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.

Other than the covenants described above, or as set forth in any accompanying prospectus supplement and/or other offering material, neither indenture contains any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or highly leveraged transaction involving us.

Modification of the Indentures

With the consent of the holders of a majority in aggregate principal amount of any series of debt securities then outstanding under the applicable indenture, waivers, modifications and alterations of the terms of either indenture may be made which affect the rights of such holders of the series of debt securities. However, no modification or alteration may, without the consent of all holders of any series of debt securities then outstanding affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, any debt security of that series;

•	reduce the principal amount of, or the rate, or modify the calculation of such rate, of interest on, or any premium payable upon the redemption of, any debt security;

•	reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy;

•	change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security of that series;

•	change the place of payment or the coin or currency in which the principal of or any premium or interest on any debt security of that series is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security of that series or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

•	make any change that adversely affects the right to convert or exchange any debt security into or for ordinary shares, preferred shares or other securities, cash or property in accordance with its terms;

•	modify any of the provisions of the indenture relating to the offices for notices and payments, filling vacancies in the trustee’s office, and paying agent provisions in a manner adverse to holders of the debt securities; or

•	reduce the percentage of debt securities of that series, the holders of which are required to:

•	consent to any supplemental indenture;

•	rescind and annul a declaration that the debt securities of that series are due and payable as a result of the occurrence of an event of default;

•	waive any past event of default under the applicable indenture and its consequences; and

•	waive compliance with other specified provisions of the applicable indenture.

In addition, as described in the description of “Events of Default” set forth below, holders of a majority in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default with respect to such series of debt securities in specified circumstances and may direct the trustee in enforcement of remedies.

We and the trustee may, without the consent of any holders, modify and supplement the applicable indenture:

•	to evidence the succession of another corporation to our company under the applicable indenture, or successive successions, and the assumption by the successor corporation of our covenants, agreements and obligations pursuant to the applicable indenture;

•	to add to the covenants applicable to us such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of the holders of debt securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the applicable indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

•	to cure any ambiguity or to correct or supplement any provision contained in the applicable indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	to make other provisions in regard to matters or questions arising under the applicable indenture as shall not adversely affect the interests of the holders and to make any change that would provide additional rights or benefits to the holders of any or all series or that does not adversely affect the legal rights under the applicable indenture of any such holder;

•	to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the applicable indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to modify, amend or supplement the applicable indenture in such a manner as to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939 as then in effect, except that nothing contained in the indentures shall permit or authorize the inclusion in any supplemental indenture of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

•	to provide for the issuance under the applicable indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

•	to change or eliminate any of the provisions of the applicable indenture; provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

•	to establish any additional form of debt security and to provide for the issuance of any additional series of debt securities.

Legal Defeasance and Covenant Defeasance

Each indenture will provide that, at our option, we:

•	will be discharged from any and all obligations in respect of the debt securities of a series, except for certain obligations set forth in the indenture that survive such discharge (“legal defeasance”); or

•	may omit to comply with certain restrictive covenants of the indenture, including those described under “Merger,” and the occurrence of an event described in clause (4) under “Events of Default” with respect to any such covenants will no longer be an event of default (“covenant defeasance”);

in each case, if

•	we irrevocably deposit with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such series of debt securities, (i) lawful money, (ii) direct obligations of the government which issued the currency in which such debt securities are denominated, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government and which obligations are guaranteed by such government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which such debt securities are denominated and are not callable or redeemable at the option of the issuer thereof) or (iii) a combination thereof, in each case in an amount sufficient, after payment of all federal, state and local taxes in respect thereof payable by the trustee, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to the debt securities of such series then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the applicable indenture and such debt securities;

•	no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency are concerned, at any time during the period ending on the 91st day after the date of the deposit or, if longer, ending on the day following the expiration date of the longest preference period applicable to us in respect of the deposit (and this condition will not be deemed satisfied until the expiration of such period);

•	the interest of the holders in such deposit shall have been duly perfected under the applicable provisions of the applicable uniform commercial code;

•	the defeasance will not cause the trustee to have any conflicting interest with respect to any of our securities or result in the trust arising from the deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

•	the defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we bound;

•	we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable U.S. federal income tax law occurring after the date of the indenture; and

•	we shall have delivered an officer’s certificate and an opinion of counsel stating that the conditions to such defeasance set forth in the indenture have been complied with.

If we fail to comply with our remaining obligations under the indenture after a covenant defeasance with respect to the debt securities of any series and such debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and government obligations on deposit with the trustee may be insufficient to pay amounts due on such debt securities at the time of the acceleration resulting from the event of default. We will, however, remain liable for those payments.

Satisfaction and Discharge

With respect to any series of debt securities, the applicable indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities of such series, as expressly provided for in the indenture) as to all outstanding debt securities of such series when:

(1)	either (a) all the debt securities of such series theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all of the debt securities of such series (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of our company, and we have irrevocably deposited or caused to be deposited with the trustee lawful money, direct or guaranteed government obligations, or a combination thereof, of the nature and in the amounts described above under the heading “Legal Defeasance and Covenant Defeasance” in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of such series not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the debt securities of such series to the date of deposit together with irrevocable instructions from us directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	we have paid all other sums payable under the indenture in respect of such series of debt securities; and

(3)	we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of debt securities have been complied with.

Events of Default

As to any series of debt securities, an event of default is defined in the applicable indenture as being:

(1)	failure to pay any interest on the debt securities of that series when due, which failure continues for 30 days;

(2)	failure to pay principal or premium, if any, with respect to the debt securities of that series when due;

(3)	failure to pay or satisfy any sinking fund payment or similar obligation with respect to debt securities of that series when due;

(4)	failure to observe or perform any other covenant, warranty or agreement in the applicable indenture or debt securities of that series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the applicable indenture governing events of default, if the failure continues for 90 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

(5)	if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of our company, whether such indebtedness now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $25,000,000 in principal amount of such indebtedness at the maturity thereof, after giving effect to any applicable grace period, or results in such indebtedness in principal amount in excess of $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable indenture;

(6)	we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $25,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

(7)	specified events of bankruptcy, insolvency, receivership or reorganization; or

(8)	any other event of default provided with respect to debt securities of that series.

Notice and Declaration of Defaults

So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of such officer’s knowledge, we are in default under any of the provisions of the applicable indenture, and specifying all defaults, and the nature thereof, of which such officer has knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.

Each indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If a specified event of bankruptcy, insolvency, receivership, or reorganization occurs and is continuing, then the principal amount of (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in their terms as due and payable upon acceleration) and any accrued and unpaid interest on that series will immediately become due and payable without any declaration or other act on the part of the trustee or any holder. If any other event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may declare the principal amount of the debt securities of that series immediately due and payable. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.

Actions upon Default

Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the applicable indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee reasonable indemnity. The right of a holder to institute a proceeding with respect to the applicable indenture is subject to conditions precedent, including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.

The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the related indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby.

Subordination of Subordinated Debt Securities

Except as set forth in the related prospectus supplement and/or other offering material, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of the senior indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed. The term “senior indebtedness” means:

•	the principal, premium, if any, and unpaid interest on indebtedness for money borrowed;

•	purchase money and similar obligations;

•	obligations under capital leases;

•	guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness of others;

•	renewals, extensions and refunding of any senior indebtedness;

•	interest or obligations in respect of any senior indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

•	obligations associated with derivative products, including interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in the foregoing clauses expressly provides that the indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

Upon any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of our company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties in accordance with the subordinated indenture, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

In the event that a payment default occurs and is continuing with respect to the senior indebtedness, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series is declared due and payable pursuant to the subordinated indenture and that declaration is not rescinded and annulled, the holders of all senior indebtedness outstanding at the time of the declaration will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional senior indebtedness in the subordinated indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, such law as described in the applicable prospectus supplement.

Concerning the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee or its affiliates under the senior indenture or the trustee or its affiliates under the subordinated indenture.

The indentures and the provisions of the Trust Indenture Act of 1939 that are incorporated by reference in the indentures contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. However, if it acquires any conflicting interest (as defined under the Trust Indenture Act of 1939), it must eliminate such conflict or resign.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred shares, ordinary shares, depositary shares or other securities. Warrants may be issued independently or together with debt securities, preferred shares, ordinary shares or depositary shares offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the number of ordinary shares purchasable upon the exercise of warrants to purchase ordinary shares and the price at which such number of ordinary shares may be purchased upon such exercise;

•	the number of preferred shares and series of preferred shares purchasable upon the exercise of warrants to purchase preferred shares and the price at which such number of shares of such series of preferred shares may be purchased upon such exercise;

•	the number of depositary shares purchasable upon the exercise of warrants to purchase depositary shares and the price at which such number of depositary shares may be purchased upon such exercise;

•	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	material U.S. federal income tax consequences applicable to such warrants;

•	the number of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of preferred shares, ordinary shares, depositary shares or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred shares, ordinary shares, depositary shares or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred shares, ordinary shares, depositary shares or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred shares, ordinary shares or depositary shares purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares representing a fractional share or multiple shares of our ordinary shares or preferred shares. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share or multiple shares of a particular series of ordinary shares or preferred shares as described in the applicable prospectus supplement and/or other offering material relating to the depositary shares. The ordinary shares or preferred shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable ordinary shares, preferred shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the ordinary shares or preferred shares represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our ordinary shares and preferred shares, see the descriptions in this prospectus under the heading “Description of Share Capital — Ordinary Shares” and “Description of Share Capital — Preferred Shares,” respectively.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain Cayman Islands and material U.S. federal income tax consequences. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred shares, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell ordinary shares, preferred shares or other securities, we will include in the prospectus supplement and/or other offering material relating to the offering information about the issuer of the debt securities. Specifically, if the issuer has a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is either eligible to register its securities on Form S-3 under the Securities Act or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.

U.S. TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income and estate tax considerations relating to the purchase, ownership and disposition of our ordinary shares by holders that hold such ordinary shares as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The applicable prospectus supplement will contain information about additional U.S. federal tax considerations, if any, related to securities other than our ordinary shares.

This discussion is based on the Code, the U.S. Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal tax considerations that may be relevant to specific holders in light of their particular circumstances or to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, brokers, dealers or traders in securities, commodities or currencies or other holders that mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, controlled foreign corporations, passive foreign investment companies, tax-exempt entities, certain former citizens or residents of the United States, persons deemed to sell our ordinary shares under the constructive sale provisions of the Code, or holders that hold our ordinary shares as part of a straddle, hedge, conversion or other integrated transaction). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal gift or alternative minimum tax considerations. The following discussion also assumes we are treated as a U.S. corporation for U.S. federal income tax purposes. See our annual report on Form 10-K under “Risk Factors — U.S. Tax Risks.”

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our ordinary shares that is for U.S. federal income tax purposes:

•	an individual who is a citizen or a resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate that is subject to U.S. federal income tax on income regardless of its source; or

•	a trust if (i) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all of its substantial decisions or (ii) it has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a United States person.

A “Non-U.S. Holder” means a beneficial owner of our ordinary shares (other than a partnership) that is not a U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes invests in our ordinary shares, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner and upon certain determinations made at the partner level. Any such entity should consult its own tax advisor regarding the U.S. federal tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our ordinary shares.

PERSONS CONSIDERING AN INVESTMENT IN OUR ORDINARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE, GIFT AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Treatment as a U.S. Corporation

As described in our annual report on Form 10-K under “Risk Factors — U.S. Tax Risks,” pursuant to certain “expatriation” provisions of the Code, the reverse merger agreement relating to the reverse merger transaction which resulted in the formation of our company provides that the parties intend to treat our company as a U.S. corporation for U.S. federal income tax purposes. The expatriation provisions are complex, are largely unsettled and subject to differing interpretations, and are subject to change, perhaps retroactively. If our company were not to be treated as a U.S. corporation for U.S. federal income tax purposes, holders could be subject to materially different consequences than those described below. The remainder of this discussion assumes that we are properly treated as a U.S. corporation.

U.S. Holders

Distributions on Ordinary Shares

As described in our annual report on Form 10-K under “Risk Factors—U.S. Tax Risks,” we do not currently expect to declare or pay dividends on our ordinary shares for the foreseeable future. A U.S. Holder that receives a distribution with respect to our ordinary shares, including a constructive distribution, of cash or property, generally will be required to include the amount of such distribution in gross income as a dividend to the extent of our current and accumulated “earnings and profits,” as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in our ordinary shares and thereafter as gain from the sale or exchange of ordinary shares. (See “Sale or Exchange of Ordinary Shares” below.) Dividends received on ordinary shares generally will be eligible for the “dividends received deduction” available to corporate U.S. Holders. Under current law, a dividend paid by us generally will be eligible to be taxed at the preferential tax rates applicable to long-term capital gains if the U.S. Holder receiving such dividend is an individual, estate, or trust. A U.S. Holder generally will be eligible for the reduced rate only if the U.S. Holder has held our ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. The reduced rate does not apply to individual taxpayers who have made an election to treat the dividends as “investment income” that may be offset against investment expense.

Sale or Exchange of Ordinary Shares

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of our ordinary shares in an amount equal to the difference, if any, between the amount realized on such sale or exchange and the U.S. Holder’s adjusted tax basis in such ordinary shares. A holder’s adjusted tax basis in our ordinary shares generally will equal the holder’s purchase price for that share. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if the ordinary shares are held for more than one year. Preferential tax rates presently apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are presently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Backup Withholding Tax and Information Reporting Requirements

Unless a holder of ordinary shares is a corporation or other exempt recipient, payments to holders of ordinary shares of dividends or the proceeds of sales or other dispositions of our ordinary shares that are made within the United States or through certain United States-related financial intermediaries may be subject to information reporting. Such payments may also be subject to U.S. federal backup withholding tax if the holder of our ordinary shares fails to supply a correct taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amount withheld from a payment to a holder of ordinary shares under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax and may entitle such holder to a refund, provided that the required information is furnished to the Internal Revenue Service (“IRS”).

Non-U.S. Holders

Distributions on Ordinary Shares

As described in our annual report on Form 10-K under “Risk Factors—U.S. Tax Risks,” we do not currently expect to declare or pay dividends on our ordinary shares for the foreseeable future. Subject to the discussion below under “-Payments to Foreign Financial Institutions and Non-financial Foreign Entities” and “-Information Reporting and Backup Withholding,” if we make a distribution of cash or other property (other than certain pro rata distributions of our ordinary shares) in respect of our ordinary shares, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s tax basis in such ordinary shares, and then as gain realized on the sale or other disposition of the ordinary shares and will be treated as described under the section entitled “-Sale, Exchange or Other Disposition of Ordinary Shares” below.

Distributions treated as dividends on our ordinary shares that are paid to or for the account of a Non-U.S. Holder and are not effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN) required to claim benefits under such tax treaty to the applicable withholding agent prior to the payment of the dividends. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder (and, if required by an applicable tax treaty that a Non-U.S. Holder relies upon, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), such dividend generally will not be subject to the 30% U.S. federal withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such dividend in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, Exchange or Other Disposition of Ordinary Shares

Subject to the discussion below under “-Payments to Foreign Financial Institutions and Non-financial Foreign Entities” and “-Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on the sale, exchange or other disposition of our ordinary shares unless:

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five year period ending on the date of such sale, exchange or disposition and (ii) such Non-U.S. Holder’s holding period with respect to our ordinary shares, and certain other conditions are met;

•	such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax on such gain in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty) and, if it is a corporation, may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on all or a portion of its effectively connected earnings and profits for the taxable year, subject to certain adjustments; or

•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale, exchange or disposition and certain other conditions are met.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We do not believe that we are, and we do not presently anticipate that we will become, a United States real property holding corporation.

Payments to Foreign Financial Institutions and Non-financial Foreign Entities

Payments of any dividend on, or any gross proceeds from the sale, exchange or other disposition of, our ordinary shares to a Non-U.S. Holder that is a “foreign financial institution” or a “non-financial foreign entity” (to the extent such dividend or any gain from such sale, exchange or disposition is not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder) generally will be subject to U.S. federal withholding tax at the rate of 30% unless such Non-U.S. Holder complies with certain additional U.S. reporting requirements or an exception otherwise applies.

For this purpose, a foreign financial institution includes, among others, a non-U.S. entity that (i) is a bank, (ii) holds, as a substantial portion of its business, financial assets for the account of others or (iii) is engaged (or holds itself out as being engaged) primarily in the business of investing, reinvesting or trading in securities, partnership interests, commodities or any interest in securities, partnership interests or commodities (as such terms are defined in the Code). A foreign financial institution generally will be subject to this 30% U.S. federal withholding tax unless it (i) enters into an agreement with the IRS pursuant to which such foreign financial institution agrees (x) to comply with certain information, verification, due diligence, reporting, and other procedures established by the IRS with respect to “United States accounts” (generally depository or custodial accounts maintained by a foreign financial institution (as well as non-traded debt or equity interests in such foreign financial institution) held by one or more “specified United States persons” or foreign entities with one or more “substantial United States owners” (as such terms are defined in the Code) and (y) to withhold on (1) its account holders that either fail to comply with reasonable requests for certain information as specified in the Code or fail to provide certain permissible waivers and (2) its account holders that are foreign financial institutions that do not enter into such an agreement with the IRS or (ii) is otherwise exempted by the IRS in future guidance.

A non-financial foreign entity generally will be subject to this 30% U.S. federal withholding tax unless such entity (i) provides the applicable withholding agent with either (x) a certification that such entity does not have any “substantial United States owners” (as defined in the Code) or (y) information regarding the name, address and taxpayer identification number of each “substantial United States owner” of such entity or (ii) is otherwise exempted by the IRS in future guidance. These reporting requirements generally will not apply to certain specified types of entities, including, but not limited to, a corporation the stock of which is regularly traded on an established securities market and certain affiliated corporations, foreign governments and international organizations.

Although these provisions became effective by statute on January 1, 2013, the withholding provisions described above will generally apply to payments of dividends on our ordinary shares made on or after July 1, 2014, and to payments of gross proceeds from a sale or other disposition of such stock on or after January 1, 2017. In addition, the IRS recently released Regulations which would be used by the IRS in implementing the FATCA provisions and contain a number of phased-in dates for compliance with their various provisions.

Non-U.S. Holders should consult their own tax advisor regarding the application of these withholding and reporting rules.

Information Reporting and Backup Withholding

Generally, the amount of dividends on our ordinary shares paid to a Non-U.S. Holder, the name and address of the recipient and the amount of any tax withheld from such dividends must be reported annually to the IRS and to the Non-U.S. Holder. In addition, separate information reporting and backup withholding rules that apply to payments to certain U.S. persons generally will not apply to payments with respect to our ordinary shares to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption.

Proceeds from the sale, exchange or other disposition of our ordinary shares by a Non-U.S. Holder effected through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption. Proceeds from the sale, exchange or other disposition of our ordinary shares by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

U.S. Federal Estate Tax

In the case of an individual Non-U.S. Holder, ordinary shares owned or treated as owned at such time by such individual will be included in his or her gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, the name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and/or agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell ordinary shares through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those transactions to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than ordinary shares will be a new issue and, other than the ordinary shares, which are listed on The Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and/or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

EXPERTS

The annual consolidated financial statements incorporated by reference in this prospectus have been audited by Johnson Lambert LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and are so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain matters as to Cayman Islands law in connection with offerings under this prospectus will be passed upon for us by Conyers Dill & Pearman (Cayman) Limited, and certain matters as to United States law in connection with offerings under this prospectus will be passed upon for us by DLA Piper LLP (US).

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

This prospectus does not contain all of the information set forth in the related registration statement or the exhibits filed therewith. Parts of the registration statement have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement on Form S-3 and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith and such reports, proxy statements and other information may be inspected, without charge, at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement and such reports, proxy statements and other information may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov. Our reports, proxy statements and other information filed with the SEC are also available on our website at http://www.atlas-fin.com. Information on our website does not constitute a part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede information in prior filings. We incorporate by reference into this prospectus our documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Current Reports on Form 8-K filed on March 4, 2014, March 11, 2014 and March 27, 2014;

•	our Definitive Proxy Statement relating to our 2014 extraordinary general meeting of shareholders filed with the SEC on April 22, 2014; and

•	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed on February 11, 2013, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering to which this prospectus relates will also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including, but not limited to, any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

We will provide, without charge, copies of all documents that are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) to each person, including any beneficial owner, to whom this prospectus is delivered upon written or oral request. Requests should be directed to Atlas Financial Holdings, Inc., 150 NW Point Boulevard, Elk Grove Village, Illinois 60007, Attention: Scott D. Wollney (telephone number: (847) 472-6700).

ATLAS FINANCIAL HOLDINGS, INC.

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

PROSPECTUS

                    , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution

The following table sets forth those expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

Registration Fee		$7,728
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Printing and Duplicating Expenses		*
Miscellaneous		*

Total	$	*

*	Fees and expenses (other than the registration fee) will depend on the number of issuances and the nature of the offerings and cannot be estimated at this time.

Item 15.	Indemnification Of Directors And Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as a provision purporting to provide indemnification against civil fraud or the consequences of committing a crime.

Our memorandum and articles of association permit indemnification of directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained in their capacities as such unless such losses or damages arise from breach of trust, breach of duty, dishonesty, fraud or willful default of such directors or officers.

The Company provides additional indemnification for its directors and senior executive officers separate from that provided in its memorandum and articles of association. These agreements, among other things, require us to indemnify such persons for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by such person in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the director or officer.

The Company also maintains a directors and officers liability insurance policy for its directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted with respect to our directors or officers or persons controlling us under the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 16.	Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

4.1	Memorandum of Association of Atlas Financial Holdings, Inc., dated December 24, 2010 (incorporated by reference to our general form for registration of securities on Form 10 filed March 26, 2012).

4.2	Special Resolution amending Article Six of the Memorandum of Association, filed with the Registrar of Companies in the Cayman Islands on January 29, 2013 (incorporated by reference to our current report on Form 8-K filed January 30, 2013).

4.3	Articles of Association of Atlas Financial Holdings, Inc., dated December 24, 2010 (included in Exhibit 4.1 hereto).

4.4	Specimen Ordinary Share Certificate (incorporated by reference to our annual report on Form 10-K for the year ended December 31, 2011, filed March 26, 2012).

4.5*	Form of Certificate of Designation, Preferences and Rights relating to Preferred Shares.

4.6	Form of Senior Indenture.

4.7*	Form of Senior Debt Securities.

4.8	Form of Subordinated Indenture.

4.9*	Form of Subordinated Debt Securities.

4.10*	Form of Warrant.

4.11*	Form of Warrant Agreement.

4.12*	Form of Deposit Agreement.

4.13*	Form of Depositary Receipt.

4.14*	Form of Stock Purchase Contract.

4.15*	Form of Stock Purchase Unit.

5.1	Opinion of Conyers Dill & Pearman (Cayman) Limited.

5.2	Opinion of DLA Piper LLP (US).

23.1	Consent of Johnson Lambert LLP.

23.2	Consent of Conyers Dill & Pearman (Cayman) Limited (included in Exhibit 5.1 hereto).

23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.2 hereto).

24.1	Power of Attorney (included on the signature page to this registration statement).

25.1**	Statement of Eligibility and Qualification of Trustee on Form T-1 for Form of Senior Indenture.

25.2**	Statement of Eligibility and Qualification of Trustee on Form T-1 for Form of Subordinated Indenture.

*	To be filed, if applicable, by amendment or as an exhibit to a document incorporated by reference herein, including a Current Report on Form 8-K.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elk Grove Village, State of Illinois, on April 25, 2014.

ATLAS FINANCIAL HOLDINGS, INC.

By:	/s/ Scott D. Wollney
Scott D. Wollney
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott D. Wollney and Paul A. Romano, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) and any registration statement related thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott D. Wollney Scott D. Wollney	President, Chief Executive Officer and Director (Principal Executive Officer)	April 25, 2014

/s/ Paul A. Romano Paul A. Romano	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 25, 2014

/s/ Gordon G. Pratt Gordon G. Pratt	Director and Chairman of the Board of Directors	April 25, 2014

/s/ Jordan M. Kupinsky Jordan M. Kupinsky	Director	April 25, 2014

/s/ Larry G. Swets, Jr. Larry G. Swets, Jr.	Director	April 25, 2014

/s/ John T. Fitzgerald John T. Fitzgerald	Director	April 25, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

4.1	Memorandum of Association of Atlas Financial Holdings, Inc., dated December 24, 2010 (incorporated by reference to our general form for registration of securities on Form 10 filed March 26, 2012).

4.2	Special Resolution amending Article Six of the Memorandum of Association, filed with the Registrar of Companies in the Cayman Islands on January 29, 2013 (incorporated by reference to our current report on Form 8-K filed January 30, 2013).

4.3	Articles of Association of Atlas Financial Holdings, Inc., dated December 24, 2010 (included in Exhibit 4.1 hereto).

4.4	Specimen Ordinary Share Certificate (incorporated by reference to our annual report on Form 10-K for the year ended December 31, 2011, filed March 26, 2012).

4.5*	Form of Certificate of Designation, Preferences and Rights relating to Preferred Shares.

4.6	Form of Senior Indenture.

4.7*	Form of Senior Debt Securities.

4.8	Form of Subordinated Indenture.

4.9*	Form of Subordinated Debt Securities.

4.10*	Form of Warrant.

4.11*	Form of Warrant Agreement.

4.12*	Form of Deposit Agreement.

4.13*	Form of Depositary Receipt.

4.14*	Form of Stock Purchase Contract.

4.15*	Form of Stock Purchase Unit.

5.1	Opinion of Conyers Dill & Pearman (Cayman) Limited.

5.2	Opinion of DLA Piper LLP (US).

23.1	Consent of Johnson Lambert LLP.

23.2	Consent of Conyers Dill & Pearman (Cayman) Limited (included in Exhibit 5.1 hereto).

23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.2 hereto).

24.1	Power of Attorney (included on the signature page to this registration statement).

25.1**	Statement of Eligibility and Qualification of Trustee on Form T-1 for Form of Senior Indenture.

25.2**	Statement of Eligibility and Qualification of Trustee on Form T-1 for Form of Subordinated Indenture.

*	To be filed, if applicable, by amendment or as an exhibit to a document incorporated by reference herein, including a Current Report on Form 8-K.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.